FIRST AMENDMENT TO
   SECOND AMENDED AND RESTATED TERM LOAN AND ACQUISITION CREDIT
                            AGREEMENT

     This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED TERM LOAN AND ACQUISITION CREDIT AGREEMENT (the "First Amendment") is made as of the 22nd day of August, 1997 by and among ALARMGUARD, INC., a Delaware corporation, with its chief executive office located at 125 Frontage Road, Orange, Connecticut 06477 ("Borrower"), the Guarantors which are or may become parties to this First Amendment, the banks, financial institutions and other lenders which are or may become parties to this First Amendment (individually, a "Lender" and collectively, the "Lenders"), BANK OF BOSTON CONNECTICUT, a Connecticut savings bank, with its head office located at 100 Pearl Street, Hartford, Connecticut 06103 as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, with an office located at 201 High Ridge Road, Stamford, Connecticut 06927-5100 as the Documentation Agent for the Lenders (in such capacity, the "Documentation Agent").

                      W I T N E S S E T H:

     Borrower, the Lenders, the Administrative Agent and the Documentation Agent entered into a certain Second Amended and Restated Term Loan and Acquisition Credit Agreement as of the 15th day of April, 1997 (as amended and in effect from time to time, the "Credit Agreement") whereby the Lenders agreed to make loans and advances and otherwise extend credit to the Borrower.

     Borrower, the Lenders, the Administrative Agent and the Documentation Agent have agreed to amend the Credit Agreement in certain respects.

     Section 14.11. of the Credit Agreement provides that no modification or amendment of the Credit Agreement shall be effective unless the same shall be in writing and signed by the parties thereto.

     NOW, THEREFORE, in consideration of one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the Lenders, the Administrative Agent and the Documentation Agent hereby agree as follows:

1         Defined Terms.  Defined terms not defined herein shall
 have the meanings ascribed to them in the Credit Agreement.


2.   Amendment to Credit Agreement.

     (a)  Section 1.26. of the Credit Agreement, entitled
"Borrowing Base," is hereby amended and restated in its entirety as follows:

     Section 1.26. "Borrowing Base" means, (a) as of any date as of which the amount thereof shall be determined during the period commencing as of August 22, 1997 and continuing through the earlier of (i) the Dividend Payment Date (as hereinafter defined) or (ii) December 31, 1997, an amount which is equal to RMR as of such date multiplied by 23.5 and, (b) as of any other date as of which the amount thereof shall be determined, an amount which is equal to RMR as of such date multiplied by 22.5. For purposes of this Section 1.26., the term "Dividend Payment Date" shall mean the date on which Alarmguard Holdings receives the proceeds of a certain dividend declared by Mission West Properties and scheduled to be paid in October, 1997.

     (b) Section 3.2.4. of the Credit Agreement is hereby amended and restated in its entirety as follows:

     Section 3.2.4. A pledge of all of Alarmguard Holding's right, title and interest in and to all shares of Capital Stock of SSH and Mission West Properties pursuant to the Alarmguard Holdings Pledge Agreement; provided, however, that as long as no Default or Event of Default shall have occurred or be continuing, the pledge of the shares of Capital Stock of Mission West Properties shall be released by the Administrative Agent as of the earlier of the Dividend Payment Date (as defined in Section 1.26.) or December 31, 1997.

3. Confirmation of Agreements. Borrower, the Lenders, the Administrative Agent and the Documentation Agent hereby agree that, except as provided in this First Amendment, the Credit Agreement, the Notes and the Other Documents, and the grant of the liens, security interests and other encumbrances thereunder, and its agreements, covenants, obligations, representations and warranties thereunder and therein are hereby expressly ratified, confirmed and restated as of the date hereof.

4. Effect of Amendment. Borrower, the Lenders, the Administrative Agent and the Documentation Agent hereby agree and acknowledge that except as provided in this First Amendment, the Credit Agreement remains in full force and effect and has not been modified or amended in any respect, it being the intention of Borrower, the Lenders, the Administrative Agent and the Documentation Agent that this First Amendment and the Credit Agreement be read, construed and interpreted as one and the same instrument.

     IN WITNESS WHEREOF, Borrower, the Lenders, the
Administrative Agent and the Documentation Agent have executed this First Amendment as of the date first above written.

                              THE BORROWER:
                              ALARMGUARD, INC.


                              By: /s/David Heidecorn
                                   Name: David Heidecorn
                                   Title:


                              THE GUARANTORS:
                              SECURITY SYSTEMS HOLDINGS, INC.


                              By: /s/ David Heidecorn
                                   Name: David Heidecorn
                                   Title:


                              ALARMGUARD HOLDINGS, INC.
                              (formerly known as Triton Holdings, Ltd.)


                              By: /s/ David Heidecorn
                                   Name: David Heidecorn
                                   Title:


                              THE LENDERS:
                              BANK OF BOSTON CONNECTICUT


                              By:
                                   Name:
                                   Title:

                              GENERAL ELECTRIC CAPITAL
                              CORPORATION


                              By:
                                   Name:
                                   Title:



                CONFIRMATION OF AND AMENDMENT TO
                 GUARANTEE AND PLEDGE AGREEMENT


   This CONFIRMATION OF AND AMENDMENT TO GUARANTEE AND PLEDGE AGREEMENT (the "Agreement") is made as of this 22nd day of August, 1997 by ALARMGUARD HOLDINGS, INC. (formerly Triton Group, Ltd.), a Delaware corporation, with its chief executive office located at 125 Frontage Road, Orange, Connecticut 06477 (the "Guarantor") in favor of BANK OF BOSTON CONNECTICUT, a Connecticut savings bank, with its head office located at 100 Pearl Street, Hartford, Connecticut 06103 as Administrative Agent (in such capacity, the "Administrative Agent") for the banks, financial institutions and other lenders (the "Lenders") which are or become parties to the Credit Agreement (as hereinafter defined).

                      W I T N E S S E T H:

   Pursuant to that certain Second Amended and Restated Term Loan and Acquisition Credit Agreement dated as of April 15, 1997 (as amended and in effect from time to time, the "Credit Agreement"), by and among Alarmguard, Inc., a Delaware corporation, with its chief executive office located at 125 Frontage Road, Orange, Connecticut 06477 (the "Borrower"), Guarantor, Guarantor's wholly-owned subsidiary, Security Systems Holdings, Inc., the Lenders, the Administrative Agent and General Electric Capital Corporation as the documentation agent for the Lenders (in such capacity, the "Documentation Agent"), the Lenders have severally agreed to make loans, advances and other extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrower thereunder. In connection with the execution and delivery of the Credit Agreement, and as a condition precedent to the obligation of the Lenders to make their respective loans, advances and other extensions of credit to the Borrower under the Credit Agreement, Guarantor executed and delivered a certain Guarantee Agreement dated as of April 15, 1997 to the Administrative Agent for the ratable benefit of the Lenders (the "Guarantee"). In addition, in order to secure its obligations under the Guarantee, Guarantor executed and delivered a certain Pledge Agreement dated as of April 15, 1997 in favor of the Administrative Agent for the ratable benefit of the Lenders (the "Pledge Agreement").

   Borrower, Guarantor, Security Systems Holdings, Inc., the Lenders, the Administrative Agent and the Documentation Agent have agreed to amend the Credit Agreement in certain respects pursuant to a certain First Amendment to Second Amended and Restated Term Loan and Acquisition Credit Agreement of even date herewith (the "First Amendment"). A condition precedent to the obligations of the Lenders under the First Amendment is the execution and delivery of this Agreement by Guarantor for the purpose of confirming and amending the Guarantee and the Pledge Agreement to reflect the terms and conditions of the First Amendment.

   NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Documentation Agent and the Lenders to enter into the First Amendment and to induce the Lenders to continue to make their respective loans to the Borrower under the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders as follows:

   1. Guarantee. Guarantor hereby agrees, notwithstanding the amendment of the Credit Agreement pursuant to the First Amendment, that the Guarantee and its agreements, covenants, obligations, representations and warranties thereunder and therein, are hereby expressly ratified, confirmed, restated and, to the extent necessary, amended as of the date hereof so that the term "Credit Agreement," as used in the Guarantee, shall mean the Credit Agreement, as amended by the First Amendment and as such may be amended, extended, restated or renewed from time to time in the future.

   2. Pledge Agreement. Guarantor hereby agrees, notwithstanding the amendment of the Credit Agreement pursuant to the First Amendment, that the Pledge Agreement and its agreements, covenants, obligations, representations and warranties thereunder and therein, and the grant of the pledges, liens and other encumbrances thereby, are hereby expressly ratified, confirmed, restated and, to the extent necessary, amended as of the date hereof so that the term "Credit Agreement," as used in the Pledge Agreement, shall mean the Credit Agreement, as amended by the First Amendment and as such may be amended, extended, restated or renewed from time to time.

   In addition, the Pledge Agreement is hereby amended as follows:

   (a) Schedule 1 to the Pledge Agreement is hereby deleted in its entirety and Schedule 1 to this Agreement is hereby substituted in lieu thereof as of the date hereof.

   (b) Section 6 of the Pledge Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

     6. Cash Dividends: Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Pledgor of the Administrative Agent's intent to exercise its corresponding rights pursuant to paragraph 7 below, the Pledgor shall be permitted, except as hereinafter provided, to receive all cash dividends paid in the normal course of business of the Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock, provided, however, that no vote shall be cast or corporate right exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, the Other Documents or this Pledge Agreement. Notwithstanding the foregoing, the Pledgor shall direct Mission West Properties to pay any cash dividend to be paid to the Pledgor to the Administrative Agent in accordance with instructions provided by the Administrative Agent.

     (c)  The following is hereby added as a new sentence in
Section 18 of the Pledge Agreement.

                    Notwithstanding the foregoing, all notices to Mission West Properties shall be given as follows:

          Mission West Properties
          6815 Flanders Drive
          Suite 250
          San Diego, California 92121-3914
          Attn:     Michael M. Earley, President

   3. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Connecticut.

   4. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on different counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

   5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

   IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the date first above written.

                            ALARMGUARD HOLDINGS, INC.


                            By: /s/ David Heidecorn
                              Name David Heidecorn
                              Title:

The foregoing is hereby consented to and acknowledged as of this 22nd day of August, 1997.


                              BANK OF BOSTON CONNECTICUT
                              (as Administrative Agent)


                              By: /s/ Mark St. Pierre
                                   Name: Mark St. Pierre
                                   Title:   Assistant Vice President


                          SCHEDULE 1 to
                        Pledge Agreement


                  DESCRIPTION OF PLEDGED STOCK

  100 shares of Common Stock, $.0l par value issued by Security
                    Systems Holdings, Inc., a
                      Delaware corporation


 676,000 shares of Common Stock, no par value issued by Mission
                  West Properties, a California
                           corporation